UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 20, 2005

(Date of earliest event reported)

TEAM FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

KANSAS

000-26335

48-1017164

(State or other jurisdiction of incorporation)

(Commission File Number)

(I.R.S. Employer Identification No.)

8 West Peoria, Suite 200, Paola, Kansas, 66071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code:  (913) 294-9667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Board of Directors member Montie Taylor resigned as an inside director of Team Financial, Inc. effective May 20th, 2005.  He continues to serve as a Regional President for TeamBank, N.A., a wholly owned banking subsidiary of Team Financial, Inc.

(d) On May 24, 2005, the Team Financial, Inc. Board of Directors elected Jerry Wiesner as a new outside member of the Board of Directors.  Mr. Wiesner has served as the Administrator and Vice President/Chief Operating Officer of Miami County Medical Center since 1991.  He holds an MBA and is a CPA and was a Fellow in the Healthcare Financial Management Association.  Mr. Wiesner will be filling the unexpired term of Montie Taylor as a Class II Director until such term expires in 2007.  Mr. Wiesner’s Board committee assignments have not yet been determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM FINANCIAL, INC.

Date: May 26, 2005	By:	/s/ Michael L. Gibson
Michael L. Gibson
President of Investments and
Chief Financial Officer